Exhibit 4.2

THE CANNABIST COMPANY HOLDINGS INC., AS ISSUER

THE CANNABIST COMPANY HOLDINGS (CANADA) INC., AS CO-ISSUER

AND

ODYSSEY TRUST COMPANY, AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 29, 2025

Providing for the issuance of $19,200,000 aggregate principal amount of 9.00% Senior Secured Convertible Notes due December 31, 2028

TABLE OF CONTENTS

ARTICLE 1

DEFINITION AND INTERPRETATION		3
Section 1.1	To Be Read With Indenture	4
Section 1.2	Definitions	4
Section 1.3	Conflicts with Indenture	4
Section 1.4	Headings,etc.	5
Section 1.5	Governing Law	5

ARTICLE 2

2028 CONVERTIBLE NOTES		5
Section 2.1	Creation and Designation of 2028 Convertible Notes	5
Section 2.2	Aggregate Principal Amount	5
Section 2.3	Authentication	5
Section 2.4	Date of Issue and Maturity	5
Section 2.5	Permitted Pari-Passu Indebtedness and First-Lien Indebtedness	5
Section 2.6	Currency	6
Section 2.7	Interest	6
Section 2.8	Form of 2028 Convertible Notes	6
Section 2.9	Redemptions and Market Purchases	6
Section 2.10	Additional Amounts Payable on 2028 Convertible Notes	7
Section 2.11	Appointment	8

ARTICLE 3

CONVERSION OF NOTES		9
Section 3.1	Note Conversion	9
Section 3.2	[Reserved]	10
Section 3.3	Transfer Fees and Taxes	10
Section 3.4	Note Agency	10
Section 3.5	Securities Restrictions	11
Section 3.6	Certain Limitations on Conversion	11

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND CONVERSION PRICE		12
Section 4.1	Adjustment of Number of Common Shares and Conversion Price	12
Section 4.2	Entitlement to Common Shares on Conversion of 2028 Convertible Notes	15
Section 4.3	No Adjustment for Certain Transactions	16
Section 4.4	Determination by Auditors	16
Section 4.5	Proceedings Prior to any Action Requiring Adjustment	16
Section 4.6	Certificate of Adjustment	16
Section 4.7	Notice of Special Matters	16
Section 4.8	Protection of Trustee	17
Section 4.9	Other Adjustments	17
Section 4.10	Participation by Holder	17

ARTICLE 5

MISCELLANEOUS		17
Section 5.1	Acceptance of Trust	17
Section 5.2	Confirmation of Indenture	17
Section 5.3	Effective Date	17
Section 5.4	Counterparts	18
Section 5.5	Fax/Email	18
Section 5.6	Force Majeure	18
Section 5.7	Trial by Jury	18
Schedule “B”
CONVERSION NOTICE		1

ADDENDA

SCHEDULE A – FORM OF 2028 CONVERTIBLE NOTE

SCHEDULE B – FORM OF CONVERSION NOTICE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of May 29, 2025

BETWEEN:

THE CANNABIST COMPANY HOLDINGS INC., a company subsisting under the laws of the Province of British Columbia (hereinafter called the “Issuer”),

THE CANNABIST COMPANY HOLDINGS (CANADA) INC., a company subsisting under the laws of Canada (hereinafter called the “Co-Issuer” and together with the Issuer, the “Issuers” and each an “Issuer”),

- and -

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in the Province of British Columbia (hereinafter called the “Trustee”).

WHEREAS the Issuer and the Co-Issuer have entered into an amended and restated trust indenture dated as of May 29, 2025 (the “Indenture”);

AND WHEREAS pursuant to Section 14.5 of the Indenture, the Issuers and the Trustee may enter into Supplemental Indentures providing for the issue of any series of Notes and for establishing the terms, provisions and conditions of a particular series of Notes;

AND WHEREAS this First Supplemental Indenture is entered into to provide for the issuance of Notes to be designated as “9.00% Senior Secured Convertible Notes due 2028” pursuant to the Indenture and establishing the terms, provisions and conditions of the Notes;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

NOW THEREFORE THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITION AND INTERPRETATION

Section 1.1            To Be Read With Indenture.

This First Supplemental Indenture is a supplemental indenture to the Indenture. The Indenture and this First Supplemental Indenture (except for Article 4) will be read together and will have effect as though all the provisions of both indentures were contained in one instrument. If any terms of the Indenture are inconsistent with the express terms or provisions hereof, the terms of this First Supplemental Indenture shall prevail to the extent of the inconsistency.

Section 1.2            Definitions.

(1)	All terms which are defined in the Indenture and used but not defined in this First Supplemental Indenture have the meanings ascribed to them in the Indenture, as such meanings may be amended or supplemented by this First Supplemental Indenture. The Indenture shall be amended by adding the following definitions to Section 1.1 (Definitions) of the Amended and Restated Indenture (with all references to Sections in the following definitions to refer, unless otherwise specified, to sections, subsections or clauses of this First Supplemental Indenture):

“2028 Convertible Notes” means the 9.00% Senior Secured Convertible Notes due December 31, 2028, unless extended by the Issuer in accordance with the terms of the Indenture.

“2028 Convertible Notes Certificate” has the meaning given to it in Section 2.8(1).

“2028 Convertible Notes Maturity Date” has the meaning given to it in Section 2.4.

“2028 Convertible Note Record Date” means the close of business on June 15 and December 15 immediately preceding the relevant Interest Payment Date.

“Canadian Securities Legend” means the legend identified as such in set out in Schedule "A" hereto.

“Common Shares” means the common shares in the capital of the Issuer.

“Conversion Notice” has the meaning given to it in Section 3.1(7).

“Conversion Period” has the meaning given to it in Section 3.1(1).

“Conversion Price” has the meaning given to it in Section 3.1(1).

“Definitive Note” means a certificated 2028 Convertible Note registered in the name of the Holder thereof and issued in accordance with this First Supplemental Indenture, substantially in the form set out herein, except that such 2028 Convertible Note will not bear the Global Note Legend.

“Global Notes” means the Regulation D Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Schedule "A" hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the applicable provisions of the Indenture.

“Interest Payment Date” means June 30 and December 31 of each year that the 2028 Convertible Notes are outstanding and commencing on December 31, 2025.

“Interest Period” means the period commencing on the later of (a) the applicable date of issue of the 2028 Convertible Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid for such 2028 Convertible Notes, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable for such 2028 Convertible Notes.

“Note Share” has the meaning given to it in Section 3.1(1).

Section 1.3            Conflicts with Indenture

In the event of any inconsistency between the meaning given to a term in the Indenture and the meaning given to the same term in this First Supplemental Indenture, the meaning given to the term in this First Supplemental Indenture shall prevail to the extent of the inconsistency; provided, however, that the terms and provisions of this First Supplemental Indenture may modify or amend the terms and provisions of the Indenture solely as applied to the 2028 Convertible Notes.

If any provisions hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, through operation of Section 318 (c) of the Trust Indenture Act, such imposed duties shall control.

Section 1.4            Headings, etc.

The division of this First Supplemental Indenture into Articles, Sections and paragraphs, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Indenture.

Section 1.5            Governing Law.

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

ARTICLE 2
2028 CONVERTIBLE NOTES

Section 2.1            Creation and Designation of 2028 Convertible Notes

In accordance with the Indenture and this First Supplemental Indenture, the Issuer is authorized to issue a series of Notes designated “9.00% Senior Secured Convertible Notes due 2028” having the terms set forth in this Article 2.

Section 2.2            Aggregate Principal Amount

The aggregate principal amount of 2028 Convertible Notes which may be issued under this First Supplemental Indenture shall be $19,200,000.

Section 2.3            Authentication

The Trustee shall initially authenticate one or more Global Notes and/or Definitive Notes, as directed by the Issuer in the Authentication Order, for original issue on the Issue Date in an aggregate principal amount of $19,200,000 or otherwise to permit transfers or exchanges in accordance with Section 5.6 of the Indenture upon receipt by the Trustee of a duly executed Authentication Order.

Section 2.4            Date of Issue and Maturity

The 2028 Convertible Notes will be dated May 29, 2025 and the 2028 Convertible Notes will become due and payable, together with all accrued and unpaid interest thereon, on December 31, 2028 (the “2028 Convertible Notes Maturity Date”). Notwithstanding the foregoing and provided the Issuer is not in Default, the Issuer may, in its sole discretion, elect to extend the 2028 Convertible Note Maturity Date to June 30, 2029 and subsequently to December 31, 2029 at any time upon (i) a concurrent election to extend the maturity of any of the 2028 Notes or the 2028 Convertible Notes, and (ii) 30 days notice, by mailing or electronically transmitting a notice to the Trustee and Holders (the “Extension Notice”) of its intention to extend the 2028 Convertible Note Maturity Date. Upon the Holders’ receipt of (i) a payment, in cash, equal to 0.5% of the aggregate principal amount of the 2028 Convertible Notes then outstanding, to the Trustee for the distribution to each Holder of the 2028 Convertible Notes on a pro rata basis, and (ii) an Extension Notice for the 2028 Convertibles Notes (a copy of which shall be provided to the Holders by the Trustee), the 2028 Convertible Notes Maturity Date shall be deemed to be June 30, 2029 or December 31, 2029, as applicable, without any further action on the part of the Issuer or the Trustee.

Section 2.5            Permitted Pari-Passu Indebtedness and First-Lien Indebtedness

The 2028 Convertible Notes authorized hereunder shall be deemed Permitted Pari-Passu Indebtedness for the purposes of Section 7.10(b)(i) of the Indenture and shall be a direct senior secured obligation of the Issuer hereby automatically guaranteed by the Guarantors pursuant to the Indenture and the Subsidiary Guarantees and automatically secured by a First-Priority Lien in certain Collateral of the Issuer and Guarantors in favour of the Collateral Trustee pursuant to the Security Documents and, for greater certainty, shall be First-Lien Indebtedness of the Issuer ranking equally and rateably with all other First-Lien Indebtedness of the Issuer pursuant to Section 2.1 of the Indenture.

Section 2.6            Currency

The principal of the 2028 Convertible Notes and interest thereon and all sums that may at any time become payable thereon, whether at the 2028 Convertible Notes Maturity Date or otherwise, shall be payable in lawful money of the United States of America as provided herein.

Section 2.7            Interest

(1)	The 2028 Convertible Notes will bear interest on the unpaid principal amount thereof at the rate of 9.00% per annum from their respective Issue Date to, but excluding, the 2028 Convertible Notes Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date for the initial 2028 Convertible Notes will be December 31, 2025.

(2)	Interest will be payable in respect of each Interest Period (including after the 2028 Convertible Notes Maturity Date, default and judgment, with interest overdue on principal and interest at a rate that is 1% higher than the applicable rate on the 2028 Convertible Notes) on each Interest Payment Date in accordance with Section 3.11 and Section 3.14 of the Indenture. Interest on any 2028 Convertible Note will accrue from its respective Issue Date or, if interest has already been paid, from and including the last Interest Payment Date therefor to which interest has been paid or made available for payment. Interest will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; except that interest in respect of any period that is shorter than a full semi-annual interest period will be computed on the basis of a 365-day or 366-day year, as applicable, and the actual number of days elapsed in that period.

Section 2.8            Form of 2028 Convertible Notes

(1)	The Trustee shall authenticate one or more Global Notes and /or Definitive Notes, which shall be in the form substantially set out in Schedule "A" hereto (the “2028 Convertible Notes Certificate”) with such insertions, deletions, substitutions and variations as may be required or permitted by the terms of the Indenture or as may be required to comply with any law or the rules of the Depository.

(2)	The 2028 Convertible Notes shall bear such distinguishing letters, numbers and legends as the Trustee and the Issuer may approve, including such legend as may be set out in Schedule "A" hereto, notwithstanding Section 3.3(h) of the Indenture which does not apply to the 2028 Convertible Note. The 2028 Convertible Notes shall include the Canadian Securities Legend. The 2028 Convertible Notes issued as Global Notes shall also include the Global Note Legend.

Section 2.9            Redemptions and Market Purchases

(1)	The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2028 Convertible Notes; provided, however, that the Issuer may be required to offer to purchase the 2028 Convertible Notes pursuant to Sections 7.14 and 7.15 of the Indenture.

(2)	The Issuer may at any time and from time to time purchase the 2028 Convertible Notes (including any Additional Notes) by means other than a redemption, whether by a tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with Applicable Securities Legislation, the U.S. federal securities laws, and the applicable securities laws of any of the states of the United States, so long as such acquisition does not violate the terms of this First Supplemental Indenture or the Indenture.

(3)	Pursuant to Section 4.7 of the Indenture, at any time after the Issue Date, the Issuer may, on any one or more occasions, redeem all or any part of the 2028 Convertible Notes, upon not less than 15 nor more than 60 days’ notice, at par plus accrued and unpaid interest, if any, to but excluding the date of redemption (subject to the right of Holders on the relevant 2028 Convertible Note Record Date to receive interest on the relevant Interest Payment Date). Unless otherwise specifically provided in Section 2.9(3), the terms of Article 6 of the Indenture shall apply to the redemption of any 2028 Convertible Notes and in the event of any inconsistency, the terms of this Section 2.9(3) shall prevail.

Section 2.10          Additional Amounts Payable on 2028 Convertible Notes

(1)	All payments made by any Guarantor under or with respect to any Subsidiary Guarantee in respect of the 2028 Convertible Notes will be made free and clear of and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any United States taxing authority (hereinafter “Taxes”), unless any Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If any Guarantor is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to any Subsidiary Guarantee, such Guarantor will pay such additional amounts of interest (“Additional Amounts”) as may be necessary so that the net amount received by each holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder or beneficial owner of Notes would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder or beneficial owner of Notes (an “Excluded Holder”):

(a)	which is subject to such Taxes by reason of any connection between such holder or beneficial owner of 2028 Convertible Notes and the United States or any political subdivision thereof or authority thereof other than the mere holding of Notes or the receipt of payments thereunder;

(b)	which failed to duly and timely comply with a timely request of the Issuer to provide information, documents, certification or other evidence concerning such holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with the United States or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner of 2028 Convertible Notes but for this Section 2.10(1)(b);

(c)	which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Note directly (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner);

(d)	which is subject to Taxes to the extent that such Taxes would not have been imposed but for the holder or beneficial owner of 2028 Convertible Notes or the recipient of interest payable on the 2028 Convertible Notes not dealing at arm’s length, within the meaning of the Tax Act, with the Issuer or relevant Guarantor, as applicable;

(e)	which is subject to Taxes to the extent that such Taxes would not have been imposed but for such holder or beneficial owner of Notes being, or not dealing at arm’s length (within the meaning of the Tax Act) with, at any time a “specified shareholder” of the Issuer as defined in subsection 18(5) of the Tax Act;

(f)	to the extent that the Taxes required to be withheld or deducted are imposed pursuant to sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (and any amended or successor version that is substantially comparable), and any regulations or other official guidance thereunder or agreements (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection therewith; or

(g)	any combination of the foregoing clauses of this proviso.

(2)	The Issuer or such Guarantor, as the case may be, will also (a) make such withholding or deduction and, (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or such Guarantor, as the case may be, will furnish to the holders of the 2028 Convertible Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Guarantor, as the case may be.

(3)	Such Guarantor will indemnify and hold harmless each holder or beneficial owner (other than all Excluded Holders) for the amount of (A) any Taxes not withheld or deducted by such Guarantor and levied or imposed and paid by such holder or beneficial owner as a result of payments made under or with respect to the Guarantees, (B) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (C) any Taxes imposed with respect to any reimbursement under clauses (a) or (b) above.

(4)	At least 30 days prior to each date on which any payment under or with respect to the 2028 Convertible Notes is due and payable, if any Guarantor is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in the First Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 2.10 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(5)	The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

Section 2.11          Appointment

(1)	The Trustee will be the trustee for the 2028 Convertible Notes, subject to Article 13 of the Indenture.

(2)	The Issuer initially appoints CDS to act as Depository with respect to the 2028 Convertible Notes.

(3)	The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the 2028 Convertible Notes. The Issuer may change the Registrar, transfer agent, authentication agent or Paying Agent for the 2028 Convertible Notes at any time and from time to time without prior notice to the Holders of the 2028 Convertible Notes.

ARTICLE 3

CONVERSION OF NOTES

Section 3.1            Note Conversion.

(1)	The 2028 Convertible Notes shall be convertible, for no additional consideration, at the option of the holder thereof, in whole or in part, at any time and from time to time from the date of issuance of the 2028 Convertible Notes until the date that is the earlier of: (i) the close of business on the 2028 Convertible Notes Maturity Date, and (ii) the Business Day immediately preceding the date specified by the Issuer for redemption upon a Change of Control in accordance with Section 7.14 of the Indenture, as amended hereby (the “Conversion Period”) into common shares of the Issuer (the “Note Shares”) at a conversion price per Note Share equal to $0.305 (the “Conversion Price”), all subject to the terms and conditions and in the manner set forth herein. Holders converting their 2028 Convertible Notes will receive accrued and unpaid interest (in cash) thereon for the period from and including the date of the latest Interest Payment Date to, and including, the date of conversion.

(2)	For the purposes of this Section 3.1, a 2028 Convertible Note surrendered for conversion shall be deemed to be surrendered on the earlier of the date received by the Trustee or the 2028 Convertible Notes Maturity Date, provided that the register of the Trustee is open and received all necessary documentation in respect of the conversion; provided that if a 2028 Convertible Note is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(3)	A beneficial Holder of uncertificated 2028 Convertible Notes evidenced by a security entitlement in respect of 2028 Convertible Notes in the book entry registration system who desires to convert his or her Notes must do so by causing a participant in the Depository’s book entry registration system for the 2028 Convertible Notes (the “Book Entry Only Participant”) to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to convert 2028 Convertible Notes in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Trustee confirmation of its intention to convert Notes (“Confirmation”) in a manner acceptable to the Trustee, including by electronic means through the book entry registration system.

(4)	A notice in form acceptable to the Book Entry Only Participant should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Trustee prior to the 2028 Convertible Notes Maturity Date. The Depository will initiate the conversion by way of the Confirmation and the Trustee will execute the conversion by issuing to the Depository through the book entry registration system or as a physical certificate the Common Shares to which the exercising Holder is entitled pursuant to the conversion. Any expense associated with the conversion process will be for the account of the entitlement holder converting the 2028 Convertible Notes and the Book Entry Only Participant exercising the 2028 Convertible Note on its behalf.

(5)	By causing a Book Entry Only Participant to deliver notice to the Depository, a Holder shall be deemed to have irrevocably surrendered his or her Notes so converted and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of Common Shares in connection with the obligations arising from such conversion.

(6)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the conversion to which it relates shall be considered for all purposes not to have been converted thereby. A failure by a Book Entry Only Participant to convert or to give effect to the settlement thereof in accordance with the Holders instructions will not give rise to any obligations or liability on the part of the Issuer or Trustee to the Book Entry Only Participant or the Holder.

(7)	Any conversion notice for the 2028 Convertible Notes substantially in the form as set out in Schedule "B" attached hereto (the “Conversion Notice”) referred to in this Article 3 shall be signed by the persons who are registered owners of Notes as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of uncertificated 2028 Convertible Notes appearing on the register of the Trustee (the “Registered Holder”), or its executors or administrators or other legal representatives or an attorney of the Registered Holder, duly appointed by an instrument in writing satisfactory to the Trustee but such conversion form need not be executed by the Depository.

(8)	Any conversion referred to in this Section 3.1 shall require that the original Conversion Notice executed by the Registered Holder or the Confirmation from the Depository must be received by the Trustee prior to the 2028 Convertible Notes Maturity Date.

(9)	Notwithstanding the foregoing in this Section 3.1, a 2028 Convertible Note may only be converted pursuant to this Section 3.1 by or on behalf of a Registered Holder, except the Depository or Holder, as applicable, who makes the certifications set forth on the Conversion Notice set out in Schedule "B" .

(10)	If the form of Conversion Notice set forth in the 2028 Convertible Notes Certificate shall have been amended, the Issuer shall cause the amended Conversion Notice to be forwarded to all Registered Holders.

(11)	Conversion Notices and Confirmations must be delivered to the Trustee at any time during the Trustee’s actual business hours on any Business Day prior to the 2028 Convertible Notes Maturity Date. Any Conversion Notice or Confirmations received by the Trustee after business hours on any Business Day will be deemed to have been received by the Trustee on the next following Business Day.

(12)	Any 2028 Convertible Notes with respect to which a Conversion Notice or a Confirmation is not received by the Trustee prior to the 2028 Convertible Notes Maturity Date shall be deemed to have expired and become void and all rights with respect to such 2028 Convertible Notes shall terminate and be cancelled.

Section 3.2            [Reserved]

Section 3.3            Transfer Fees and Taxes.

If any Common Shares are to be issued to a person or persons other than the Registered Holder, the Registered Holder shall execute the Form of Transfer and will comply with such reasonable requirements as the Trustee may stipulate and will pay to the Issuer or the Trustee on behalf of the Issuer, all applicable transfer or similar taxes and the Issuer will not be required to issue or deliver certificates evidencing the Common Shares unless or until such Holder shall have paid to the Issuer or the Trustee on behalf of the Issuer, the amount of such tax or shall have established to the satisfaction of the Issuer and the Trustee that such tax has been paid or that no tax is due.

Section 3.4            Note Agency.

To facilitate the exchange, transfer or conversion of 2028 Convertible Notes and compliance with such other terms and conditions hereof as may be required, the Issuer has appointed the principal office of the Trustee in the city of Vancouver, British Columbia (the “Note Agency”), as the agency at which 2028 Convertible Notes may be surrendered for exchange or transfer or at which 2028 Convertible Notes may be converted and the Trustee has accepted such appointment. The Issuer may from time to time designate alternate or additional places as the Note Agency (subject to the Trustee’s prior approval) and will give notice to the Trustee of any proposed change of the Note Agency. Branch registers shall also be kept at such other place or places, if any, as the Issuer, with the approval of the Trustee, may designate. The Trustee will from time to time when requested to do so by the Issuer or any Registered Holder, upon payment of the Trustee’s reasonable charges, furnish a list of the names and addresses of each Registered Holder and showing the number of 2028 Convertible Notes held by each such Registered Holder.

Section 3.5            Securities Restrictions.

Notwithstanding anything herein contained, Common Shares will be issued upon conversion of a Holder only in compliance with the securities laws of any applicable jurisdiction and, without limiting the generality of the foregoing, the Issuer will legend the certificates representing the Common Shares if, in the opinion of counsel to the Trustee or Issuer, such legend is necessary in order to comply with the securities law of any applicable jurisdiction or the rules of any applicable stock exchange. Notwithstanding any other provisions of this First Supplemental Indenture, in processing and registering transfers of 2028 Convertible Notes, and in processing conversions of 2028 Convertible Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee or by a holder converting 2028 Convertible Notes with the terms of any legend affixed on the Holder certificates, or with the relevant securities laws or regulations, and the Trustee shall be entitled to assume that all transfers and conversions of 2028 Convertible Notes are legal and proper.

Section 3.6            Certain Limitations on Conversion.

Notwithstanding anything to the contrary in this First Supplemental Indenture, for greater certainty, in no event shall (i) the Issuer issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the 2028 Convertible Notes, or (ii) the Holder shall have the right to convert any portion of the 2028 Convertible Notes, and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, the Holder and its affiliates together with any person acting jointly or in concert (the “Attribution Parties”), collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion. For purposes of this Section 3.6, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Note Shares issuable upon conversion of the 2028 Convertible Notes with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, unconverted portion of the 2028 Convertible Notes beneficially owned by the Holder or any of the other Attribution Parties and (B) conversion or exercise of the unexercised or unconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred share or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.6. For purposes of this Section 3.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a Holder may acquire upon the conversion of the 2028 Convertible Notes without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Issuer receives a conversion notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 3.6, to exceed the Maximum Percentage, the Holder must notify the Issuer of a reduced number of Note Shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written request of the Holder, the Issuer shall within three (3) Business Days confirm in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise or conversion of securities of the Issuer, including the 2028 Convertible Notes, by the Holder and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Note Shares to the Holder upon conversion of 2028 Convertible Notes results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which the Holder and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not to exceed 9.99%; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of 2028 Convertible Notes that is not an Attribution Party of the Holder. The provisions of this Section 3.6 shall be construed and implemented in strict conformity with the terms of this Section 3.6 except to the extent necessary to correct this paragraph (or any portion of this Section 3.6) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.6 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 3.6 may not be waived and shall apply to a successor holder of any and all 2028 Convertible Notes. For greater certainty the Trustee shall not be required to confirm whether or not a holder has exceeded the Maximum Percentage threshold, nor will the Trustee be liable for processing the valid conversion of 2028 Convertible Notes that is then determined, by the Issuer, to result in a holder exceeding the Maximum Percentage threshold.

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND CONVERSION PRICE

Section 4.1            Adjustment of Number of Common Shares and Conversion Price.

(1)	The conversion rights in effect under the 2028 Convertible Notes for Common Shares issuable upon the conversion of the 2028 Convertible Notes shall be subject to adjustment from time to time as follows:

(a)	if, at any time prior to the 2028 Convertible Notes Maturity Date, the Issuer shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of Common Shares; or

(iii)	issue Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of distribution (other than a distribution of Common Shares upon the conversion of 2028 Convertible Notes);

the Conversion Price in effect on the effective date of such subdivision, re-division, change, reduction, combination, consolidation or on the record date of such distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 4.1 shall occur. Upon any adjustment of the Conversion Price pursuant to this Section 4.1, the Conversion Price shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(b)	if and whenever at any time prior to the 2028 Convertible Notes Maturity Date, the Issuer shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the weighted average of the trading price per Common Share for each day there was a closing price for 20 consecutive trading days ending five Business Days prior to such date on the Exchange (the “Common Share Current Market Price”) on such record date (a “Common Share Rights Offering”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Common Share Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(b), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)	if and whenever at any time prior to the 2028 Convertible Notes Maturity Date the Issuer shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Issuer or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Common Share Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Common Share Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Issuer (whose determination shall be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Issuer from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Common Share Current Market Price; and Common Shares owned by or held for the account of the Issuer shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Conversion Price pursuant to this Section 4.1(c), the Conversion Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Conversion Price in effect immediately prior to such adjustment and the denominator shall be the Conversion Price resulting from such adjustment;

(d)	if and whenever at any time prior to the 2028 Convertible Notes Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 4.1(c) or a consolidation, amalgamation, arrangement or merger of the Issuer with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Holder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that prior to such effective date the Registered Holder would have been entitled to receive, the number of shares or other securities or property of the Issuer or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the conversion of the 2028 Convertible Notes. If determined appropriate by the Trustee, relying on advice of counsel to the Trustee or Issuer, to give effect to or to evidence the provisions of this Section 4.1(d), the Issuer, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this First Supplemental Indenture with respect to the rights and interests thereafter of the Registered Holder to the end that the provisions set forth in this First Supplemental Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Holder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Issuer, any successor to the Issuer or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)	in any case in which this Section 4.1(e) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such event, issuing to the Registered Holder of any 2028 Convertible Note converted after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Issuer shall deliver to such Registered Holder an appropriate instrument evidencing such Registered Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of conversion or such later date as such Registered Holder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)	in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) of this First Supplemental Indenture, require that an adjustment be made to the Conversion Price, no such adjustment shall be made if the Registered Holders of the outstanding 2028 Convertible Notes receive, subject to the approval of the Exchange if required, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c) of this First Supplemental Indenture, as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding 2028 Convertible Notes having then been converted into Common Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be;

(g)	the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Conversion Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section 4.1, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)	after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this First Supplemental Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Registered Holder is entitled to receive upon the conversion of its 2028 Convertible Notes, and the number of Common Shares indicated by any conversion made pursuant to a 2028 Convertible Note shall be interpreted to mean the number of Common Shares or other property or securities a Registered Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full or partial conversion of a 2028 Convertible Note.

Section 4.2            Entitlement to Common Shares on Conversion of 2028 Convertible Notes.

All Common Shares or shares of any class or other securities, which a Registered Holder is at the time in question entitled to receive on the conversion of its 2028 Convertible Note, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this First Supplemental Indenture, be deemed to be Common Shares which such Registered Holder is entitled to acquire pursuant to such 2028 Convertible Note.

Section 4.3            No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the 2028 Convertible Notes if the issue of Common Shares is being made pursuant to this First Supplemental Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Issuer; or (b) the satisfaction of existing instruments issued at the date hereof.

Section 4.4            Determination by Auditors.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by an independent firm of chartered accountants other than the auditors of the Issuer, who shall have access to all necessary records of the Issuer, and such determination shall be binding upon the Issuer, the Trustee, all holders and all other persons interested therein.

Section 4.5            Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the 2028 Convertible Notes, including the number of Common Shares which are to be received upon the conversion thereof, the Issuer shall take any action which may, in the opinion of counsel to the Trustee or Issuer, be necessary in order that the Issuer has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such 2028 Convertible Notes are entitled to receive on the conversion thereof in accordance with the provisions hereof.

Section 4.6            Certificate of Adjustment.

The Issuer shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Article 4, deliver a certificate of the Issuer to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Issuer’s auditors verifying such calculation. The Trustee shall rely, and shall be protected in so doing, upon the certificate of the Issuer or of the Issuer’s auditor and any other document filed by the Issuer pursuant to this Article 4 for all purposes.

Section 4.7            Notice of Special Matters.

The Issuer covenants with the Trustee that, so long as any 2028 Convertible Notes remain outstanding, it will give notice to the Trustee and to the Registered Holder of its intention to fix a record date that is prior to the 2028 Convertible Notes Maturity Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Issuer shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Issuer shall promptly, after the adjustment is determinable, file with the Trustee a computation of the adjustment and give notice to the Registered Holders of such adjustment computation.

Section 4.8            Protection of Trustee.

The Trustee shall not:

(a)	at any time be under any duty or responsibility to any Registered Holder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 of this First Supplemental Indenture, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any 2028 Convertible Note; and

(c)	incur any liability or be in any way responsible for the consequences of any breach on the part of the Issuer of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Issuer.

Section 4.9            Other Adjustments.

If the Issuer after the date hereof shall take any action affecting the Common Shares, other than an action described in this Article 4 which, in the opinion of the directors of the Issuer, would have a material adverse effect on the rights of Registered Holders, or the Conversion Price, there shall be an adjustment in such manner, if any, and at such time, by action of the directors, acting reasonably and in good faith, as they may reasonably determine to be equitable to the Registered Holders in such circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading, if any, has been obtained.

Section 4.10          Participation by Holder.

No adjustments shall be made pursuant to this Article 4 if the Registered Holder are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Holder had converted their 2028 Convertible Notes prior to, or on the effective date or record date of, such event.

ARTICLE 5
MISCELLANEOUS

Section 5.1            Acceptance of Trust.

The Trustee accepts the trusts in this First Supplemental Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this First Supplemental Indenture and in accordance with the Indenture.

Section 5.2            Confirmation of Indenture.

The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and for greater certainty the Issuer acknowledges and confirms that the Security Documents granted by it pursuant to the Indenture secure the due payment of all principal, interest and other amounts outstanding under the 2028 Convertible Notes.

Section 5.3            Effective Date

This First Supplemental Indenture shall take effect upon the date first above written.

Section 5.4            Counterparts.

This First Supplemental Indenture may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties hereto adopt any signatures received by electronic means as original signatures of the parties.

Section 5.5            Fax/Email.

The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee (“Electronic Methods”) from a person purporting to be (and whom such Trustee, acting reasonably, believes in good faith to be) the authorized representative of the Issuer, as sufficient instructions and authority of the Issuer for the Trustee to act and shall have no duty to verify or confirm that person is so authorized. The Issuer acknowledges that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

Section 5.6            Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, pandemic, local or national disturbance or disaster, any act of terrorism, cyber terrorism, loss or malfunctions of utilities, computer (hardware or software) or communication services or the unavailability of any wire or facsimile or other wire or communication facility.

Section 5.7            Trial by Jury.

The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

[Signature Page Follows]

IN WITNESS OF WHICH this First Supplemental Indenture has been duly executed by the Issuer and the Trustee.

Dated as of the date first written above.

THE CANNABIST COMPANY HOLDINGS INC.

Per:	(Signed) “David Hart”
David Hart Authorized Signatory

THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

Per:	(Signed) “David Hart”
David Hart Authorized Signatory

ODYSSEY TRUST COMPANY

Per:	(Signed) “Amy Douglas”
Amy Douglas Managing Director, Corporate Trust

Per:	(Signed) “Rachel Wales”
Rachel Wales Director, Corporate Trust

Schedule "A"
FORM OF NOTE CERTIFICATE

[Canadian Securities Legend: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]].1

[Global Note Legend: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO THE CANNABIST COMPANY HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]2

1 Include legend on all Notes.

2 Include legend on all Global Notes.

“A”-1

CUSIP ●

ISIN ●

No. ●	$●

THE CANNABIST COMPANY HOLDINGS INC.

(a corporation formed under the Business Corporations Act (British Columbia))

and

THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

(a corporation formed under the Canada Business Corporations Act)

9.00% Senior Secured Convertible Notes Due 2028

THE CANNABIST COMPANY HOLDINGS INC. (the “Issuer”) and CANNABIST COMPANY HOLDINGS (CANADA) INC. (as “Co-Issuer” and together with the Issuer, the “Issuer” and each an “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture dated as of May 29, 2025 (the “Indenture”) between the Issuer, the Co-Issuer and Odyssey Trust Company (the “Trustee”), promises to pay to ____________________________on December 31, 2028 (the “Maturity Date”) (unless extended to June 30, 2029 or December 31, 2029 in accordance with the terms of the Indenture) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of ● ($●) in lawful money of the United States of America on presentation and surrender of this 2028 Convertible Note at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, at the rate of 9.00% per annum, in like money, in arrears in equal installments on June 30 and December 31 in each year commencing on December 31, 2025 (each, an “Interest Payment Date”), and, should the Issuer at any time make default in the payment of any principal, or interest, to pay interest on the amount in default at a rate that is 1% higher than the applicable rate on the 2028 Convertible Notes, in like money and on the same date.

Interest on this 2028 Convertible Note will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in that period.

If the date for payment of any amount of principal, premium or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

Interest hereon shall be payable on the applicable Interest Payment Date by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof as of the close of business on June 25 and December 26 immediately preceding the relevant Interest Payment Date, and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes required by law to be deducted or withheld), satisfy and discharge all liability for interest then accrued on this 2028 Convertible Note.

This Note is one of the 9.00% Senior Secured Convertible Notes due 2028 (referred to herein as the “2028 Convertible Notes”) of the Issuer issued under the provisions of the Indenture. The 2028 Convertible Notes authorized for issue immediately are limited to an aggregate principal amount of $[●] in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the 2028 Convertible Notes are or are to be issued and held and the rights and remedies of the holders of the 2028 Convertible Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

“A”-2

The 2028 Convertible Notes are issuable at a price of $1,000 per $1,000 of principal amount and only in denominations of $1,000 and integral multiples of $1,000. Upon compliance with the provisions of the Indenture, 2028 Convertible Notes of any denomination may be exchanged for an equal aggregate principal amount of 2028 Convertible Notes in any other authorized denomination or denominations.

This 2028 Convertible Note or any part, being $1,000 or an integral multiple thereof, of the principal of this 2028 Convertible Note, provided that the principal amount of this 2028 Convertible Note is in a denomination in excess of $1,000, is convertible, at the option of the holder hereof, upon surrender of this 2028 Convertible Note at the principal office of the Trustee in Vancouver, British Columbia, for no additional consideration, at any time and from time to time prior to the earlier of: (i) the close of business on the Maturity Date, and (ii) the Business Day immediately preceding the date specified by the Issuer for redemption of the 2028 Convertible Notes upon a Change of Control, in each case at a conversion price per Common Share equal to $0.305 payable on the Business Day prior to the date of conversion (the “Conversion Price”), all subject to the terms and conditions and in the manner set forth herein. Holders converting their 2028 Convertible Notes will receive accrued and unpaid interest (in cash) thereon for the period from and including the date of the latest Interest Payment Date to, and including, the date of conversion.

Notwithstanding anything to the contrary in this 2028 Convertible Note, for greater certainty, in no event shall (i) the Issuer issue, be required to issue or be deemed to have issued a number of common shares (the “Common Shares”) upon conversion or otherwise pursuant to the 2028 Convertible Notes, or (ii) the holder hereof shall have the right to convert any portion of the 2028 Convertible Notes, and any such conversion shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion, the holder hereof and its affiliates together with any person acting jointly or in concert (the “Attribution Parties”), collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the holder hereof and the other Attribution Parties shall include the number of Common Shares held by the holder hereof and all other Attribution Parties plus the number of Note Shares issuable upon conversion of the 2028 Convertible Notes with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) conversion of the remaining, unconverted portion of the 2028 Convertible Notes beneficially owned by the holder hereof or any of the other Attribution Parties and (B) conversion or exercise of the unexercised or unconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred share or warrants) beneficially owned by the holder hereof or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act. For purposes of determining the number of outstanding Common Shares a holder hereof may acquire upon the conversion of the 2028 Convertible Notes without exceeding the Maximum Percentage, the holder hereof may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Issuer or (z) any other written notice by the Issuer or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Issuer receives a conversion notice from the holder hereof at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Issuer shall notify the holder hereof in writing of the number of Common Shares then outstanding and, to the extent that such conversion notice would otherwise cause such holder’s beneficial ownership, as determined pursuant to this paragraph, to exceed the Maximum Percentage, the holder hereof must notify the Issuer of a reduced number of Note Shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written request of the holder hereof, the Issuer shall within three (3) Business Days confirm in writing or by electronic mail to the holder hereof the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the exercise or conversion of securities of the Issuer, including the 2028 Convertible Notes, by the holder hereof and any other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Note Shares to the holder hereof upon conversion of 2028 Convertible Notes results in the holder hereof and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of shares so issued by which the holder hereof and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the holder hereof shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the holder hereof may from time to time increase or decrease the Maximum Percentage to any other percentage not to exceed 9.99%; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer and (ii) any such increase or decrease will apply only to the holder hereof and the other Attribution Parties and not to any other holder of 2028 Convertible Notes that is not an Attribution Party of the holder. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this paragraph except to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this paragraph or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all 2028 Convertible Notes. For greater certainty the Trustee shall not be required to confirm whether or not a holder has exceeded the Maximum Percentage threshold, nor will the Trustee be liable for processing the valid conversion of 2028 Convertible Notes that is then determined, by the Issuer, to result in a holder exceeding the Maximum Percentage threshold.

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The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion and holders will receive a cash payment in satisfaction of any fractional interest.

Upon the occurrence of a Change of Control of the Issuer, the Issuer is required to make an offer, at the option of each Holder, to repurchase all of the 2028 Convertible Notes at a cash price equal to 101% principal amount of such 2028 Convertible Notes, plus accrued and unpaid interest thereon up to and including the date of repurchase, in accordance with the terms of the Indenture.

The indebtedness evidenced by this 2028 Convertible Note, and by all other 2028 Convertible Notes now or hereafter certified and delivered under the Indenture, is a direct senior secured obligation of the Issuer hereby automatically guaranteed by the Guarantors pursuant to the Indenture and the Subsidiary Guarantees and automatically secured by a First-Priority Lien in certain Collateral of the Issuer and Guarantors in favour of the Collateral Trustee pursuant to the Security Documents.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of 2028 Convertible Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of 2028 Convertible Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this 2028 Convertible Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of the Common Shares, officers, directors and employees of the Issuer in respect of any obligation or claim arising out of the Indenture or this 2028 Convertible Note.

This 2028 Convertible Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver, British Columbia and in such other place or places and/or by such other registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this 2028 Convertible Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this 2028 Convertible Note for cancellation. Thereupon a new 2028 Convertible Note or 2028 Convertible Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This 2028 Convertible Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this 2028 Convertible Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

[Remainder of this page intentionally left blank.]

“A”-4

IN WITNESS WHEREOF THE CANNABIST COMPANY HOLDINGS INC. has caused this 2028 Convertible Note to be signed by its authorized representatives as of the _____ day of __________, 2025.

THE CANNABIST COMPANY HOLDINGS INC.

By:
Authorized Signatory

THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

By:
Authorized Signatory

This 2028 Convertible Note is one of the 9.00% Senior Secured Convertible Notes due 2028 referred to in the Indenture within mentioned.

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

Date:

“A”-5

FORM OF TRANSFER

ODYSSEY TRUST COMPANY FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the 2028 Convertible Notes represented by this 2028 Convertible Note Certificate and hereby irrevocable constitutes and appoints _______________________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Trustee.

DATED this day ___of ___________, 20 .

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))

	)	Signature of Transferor
)
)

Guarantor’s Signature/Stamp		Name of Transferor
)

“A”-6

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

“A”-7

TO CDS GLOBAL 2028 CONVERTIBLE NOTE

THE CANNABIST COMPANY HOLDINGS INC.

And

THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

9.00% SENIOR SECURED CONVERTIBLE NOTES
DUE, 2028

Initial Principal Amount: $●

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

“A”-8

Schedule "B"

 FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

To:	THE CANNABIST COMPANY HOLDINGS INC. and THE CANNABIST COMPANY HOLDINGS (CANADA) INC.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 9.00% Senior Secured Convertible Notes Due 2028 irrevocably elects to convert such 2028 Convertible Notes (or $● principal amount thereof*) in accordance with the terms of the Indenture referred to in such 2028 Convertible Notes and tenders herewith the 2028 Convertible Notes and directs that the Common Shares of The Cannabist Company Holdings Inc. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:	(Signature of Registered Holder)

* If less than the full principal amount of the 2028 Convertible Notes, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

Address:

City, Province and Postal Code

Name of Guarantor:

Authorized Signature:

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